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                                                                     EXHIBIT 1.1

                          ESSEX PROPERTY TRUST, INC.

                           (a Maryland corporation)

                                 Common Stock

                              PURCHASE AGREEMENT
                              ------------------

                                           August 8, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
RAYMOND JAMES & ASSOCIATES, INC.
SUTRO & CO. INCORPORATED
as Representatives of the several underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

          Essex Property Trust, Inc., a Maryland corporation (the "Company"), hereby confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Raymond James & Associates, Inc. ("Raymond James"), Sutro & Co. Incorporated ("Sutro") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, DLJ, Raymond James and Sutro are acting as representatives (in such capacity, Merrill Lynch, DLJ, Raymond James and Sutro shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock of the Company, par value $.0001 per share (the "Common Stock"), set forth in said Schedule A aggregating 2,200,000 shares of Common Stock, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 330,000 additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The
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aforesaid 2,200,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 330,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."

          Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives, and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-30254) for the registration of certain securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The Company has filed pre-effective amendments thereto on May 2, 1996, May 28, 1996, June 5, 1996 and June 6, 1996 and will file such additional amendments thereto and such amended or supplemental prospectuses as may hereafter be required prior to the execution of the Pricing Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement (as amended, if applicable) including the information, if any, deemed to be part thereof pursuant to Rule 430 A(b) of the 1933 Act Regulations or Rule 434(d) of the 1933 Act Regulations, is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the Pricing Agreement; and provided, further, that if the Company elects to rely on Rule 434 of the 1933 Act Regulations, all references to the "Prospectus" shall be deemed to include the final prospectus or preliminary prospectus, as the case may be, and the term sheet or abbreviated term sheet (the "term sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance on Rule 434 of the 1933 Act Regulations, and all references in this Purchase Agreement to the date of the Prospectus shall mean the date of the term sheet. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.

                                       2
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          All references in this Agreement to the financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          The terms "subsidiary" and "subsidiaries," as used herein, shall mean Essex Portfolio, L.P., a California limited partnership (the "Operating Partnership") and any other corporation, partnership or entity of which the Company has the right or power, directly or indirectly, to elect a majority of the board of directors in the case of a corporation or as to which the Company, directly or indirectly, has a majority economic ownership interest in, in the case of a partnership or entity.

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered.

          SECTION 1.  Representations and Warranties.
                      ------------------------------

               (a) Each of the Company and the Operating Partnership represents and warrants, jointly and severally, to each Underwriter as of the date hereof, as of the date of the Pricing Agreement, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date") as follows:

                      (i)  Compliance with Registration Requirements.  The
                           -----------------------------------------
     Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                      At the time the Registration Statement became effective and at each Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact nec-

                                       3
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     essary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used in connection with the offering of the Securities, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

                      (ii)  Incorporated Documents.  The documents incorporated
                            -----------------------
     or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission (the "Incorporated Documents"), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (iii)  Independent Accountants.  The accountants who
                             ------------------------
     certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                      (iv)  Financial Statements.  The financial statements
                            ---------------------
     included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial statements included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable.

                      (v)  No Material Adverse Change in Business.  Since the
                           ---------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein,

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     (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of the Company's properties taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

                      (vi)  Good Standing of the Company.  The Company has been
                            ----------------------------
     duly organized and is validly existing as a corporation under, and is in good standing under, the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

                      (vii)  Good Standing of Subsidiaries.  Each subsidiary of
                             -----------------------------
     the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and will be in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such subsidiary have been duly authorized, validly issued, are fully paid and non-assessable and are owned by the entities described in the Prospectus, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (viii)  Capitalization.  The authorized and issued and
                              --------------
     outstanding shares of all of the classes of the Company's capital stock are as set forth in the Prospectus under "Capitalization"; the issued and outstanding shares of all the classes of the Company's capital stock have been duly autho rized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and non-assessable; the Company

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     has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding Operating Partnership interests and the conversion of the Company's 8.75% Convertible Preferred Stock, Series 1996A (the "Convertible Preferred Stock"); the shares of Common Stock conform to all statements relating thereto contained in the Prospectus; and, except for the preemptive rights of Tiger/Westbrook Real Estate Fund, L.P. and Tiger/Westbrook Real Estate Co-Investment Partnership, L.P. (collectively, "Tiger/Westbrook") as described in the Prospectus, the issuance of the Securities is not subject to preemptive or other similar rights.

                      (ix)  Absence of Defaults and Conflicts.  Neither the
                            ---------------------------------
     Company nor any of its subsidiaries is in violation of its organizational documents, including, as applicable, its charter, bylaws, partnership, trust and joint venture agreements; neither the Company nor any of its subsidiaries is or will be, upon application of the proceeds of the offering described in the Prospectus, in default in the performance or observance of any material duty (including any material obligation, agreement, covenant or condition) contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject which default would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or would, either immediately or with the passage of time, allow any material indebtedness of the Company to be accelerated; and the execution, delivery and performance of this Agreement and the Pricing Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, which default would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or would, either immediately or with the passage of time, allow any material indebtedness of the Company to be accelerated, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, administrative regulation or administrative or court decree.

                      (x)  Due Authorization; Binding Agreement.  This Agreement
                           ------------------------------------
     and the Pricing Agreement have been duly authorized, executed

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     and delivered by the Company and the Operating Partnership, as applicable, and constitute a binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and the effect of general principles of equity.

                      (xi)  Absence of Labor Disputes.  No labor dispute with
                            -------------------------
     the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                      (xii)  Absence of Proceedings.  There is no action, suit
                             ----------------------
     or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any of its subsidiaries or any of their respective properties, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

                      (xiii)  REIT Status.  The Company has been organized and
                              -----------
     operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1994 and December 31, 1995, and the Company's present and proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code.

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                      (xiv)  NYSE Listing.  The shares of Common Stock,
                             ------------
     including the Securities, have been approved for listing on the New York Stock Exchange.

                      (xv)  Absence of Further Requirements.  No authorization,
                            -------------------------------
     approval, consent or waiver of, or filing, registration or qualification with, or notice to any court or governmental authority or agency or any other person on the part of the Company is required to be made, obtained or given in connection with the execution, delivery and performance of this Agreement and the Pricing Agreement and the offering, issuance or sale of the Securities hereunder, except (i) to the extent such will be made, obtained or given prior to the Closing Time and (ii) such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or the National Association of Securities Dealers, Inc.

                      (xvi)  Possession of Licenses and Permits.  The Company
                             ----------------------------------
     and its subsidiaries have complied with all laws applicable to the conduct of their respective businesses and the ownership, use and operation of their respective properties except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The Company and its subsidiaries, directly or indirectly, possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and proposed to be conducted by them as described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                      (xvii)  Absence of Registration Rights.  Except as
                              ------------------------------
     described in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                      (xviii)  Properties.  (A) Except as described in the
                               ----------
     Prospectus, the Company or its subsidiaries has good and marketable title in fee simple to all real property and interests in real property owned by each of them, including, but not limited to, the properties referred to under "Properties" in the Prospectus (collectively, for purposes of this Section 1(a)(xviii), the "Properties"); in each case, such title is free and clear of all liens, encum-

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     brances, claims, security interests and defects of any kind (including, without limitation, options to purchase and rights of first refusal), other than those referred to in the Prospectus or which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; (B) all liens, charges, encumbrances, claims, or restrictions on or affecting the Properties which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company (nor any of its subsidiaries) nor, to the best of the knowledge of the Company (or any of its subsidiaries), any lessee under a lease relating to any of the Properties is in default under any of the leases relating thereto, and the Company (or any of its subsidiaries) does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; (D) each of the Properties is in compliance with all applicable codes, ordinances, zoning laws and regulations, and neither the Company nor any of its subsidiaries has received a notice of violation of any of the foregoing, except for such failures to comply or violations which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; (E) neither the Company nor any of its subsidiaries has any knowledge of any pending or threatened condemnation or zoning change with respect to all or any portion of any of the Properties, or of any other proceeding or action that will affect the size of, use of, improvements on, construction on, or access to all or any portion of any of the Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; (F) the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of Properties other than any property management agreement (the "Service Contracts") are in full force and effect and have been entered into with third parties that are not affiliated with the Company or any of its subsidiaries in the ordinary course of business of the Company and its subsidiaries, as applicable, and are incidental and reasonably related to the ownership and/or operation of their respective Properties and neither the Company nor its subsidiaries is in default under any of the Service Contracts except for such defaults that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; (G) all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds Properties are in full force and

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     effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; and (H) there exist no liens, encumbrances, claims, security interests and defects of any kind on the Company's or any subsidiary's ability to collect rents from its Properties, except for such liens, encumbrances, claims, security interests and defects that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company's collection of such rents is in accordance with all applicable laws, rules and regulations and neither the Company nor any of its subsidiaries has received a notice of violation of any of the foregoing, except for such violations that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                      (xix)  Title Insurance.  Each of the Operating Partnership
                             ---------------
      and its subsidiaries has title insurance on all of its properties and assets in an amount at least equal to the purchase price of such property, subject only to liens, encumbrances, claims, security interests and defects that customarily encumber comparable properties; such title insurance is in full force and effect; and no notice of cancellation has been received with respect thereto and, to the knowledge of the Company, none is threatened.

                      (xx)  Mortgages.  The mortgages and deeds of trust
                            ---------
     encumbering the properties and assets described in the Prospectus are not convertible into an equity ownership interest in the Company or any of its subsidiaries (except for mortgages existing on the date hereof encumbering the properties commonly known as the Shores and Bristol Commons) and neither the Company nor any of its subsidiaries holds a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned or leased by the Company or any of its subsidiaries.

                      (xxi)  Stabilization.  The Company has not taken and will
                             -------------
     not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

                      (xxii)  Compliance with Cuban Act.  The Company has
                              -------------------------
     complied and will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                      (xxiii)  Investment Company Act.  Neither the Company nor
                               ----------------------
     any of its subsidiaries is subject to registration as an "investment company" under the Investment Company Act of 1940.

                      (xxiv)  Restrictions of Sales of Securities.  The Company
                              -----------------------------------
     and the Operating Partnership obtained the agreement of The Marcus & Millichap Company and each of George M. Marcus, William A. Millichap, Keith
     R. Guericke and Michael J. Schall to the effect that during a period of 90 days from the date of the Prospectus, such entity or persons will not, without Merrill Lynch's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise transfer or dispose of (whether directly or synthetically), or enter into any agreement to sell or otherwise dispose of (whether directly or synthetically) any Common Stock or any security convertible into or exchangeable into or exercisable for Common Stock, except for shares of Common Stock issued (i) pursuant to this Agreement, (ii) pursuant to the Company's stock option plans as described in the Prospectus and (iii) pursuant to the terms of the Convertible Preferred Stock.

                      (xxv)  Environmental Matters.  Except as described in the
                             ---------------------
     Prospectus and except such violations as would not, singly or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or otherwise would require disclosure in the Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental

     Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

                      (xxvi)  Taxes.  (i) The Company has filed when due all
                              -----
     Federal, state and local returns for "Taxes" (as hereinafter defined) that are required to be filed by it for all taxable periods through and including December 31, 1995; all such returns were prepared in the manner required by applicable law and were true, correct and complete in all material respects; and the Company has paid all Taxes reported as due in such returns, and has paid any other taxes for which it may be liable; (ii) the Company is not in material default in respect of the payment of Taxes levied or assessed against it or any of its assets for all taxable periods through the date hereof, and there are no material liens or claims for Taxes outstanding upon or against or threatened upon or against it or any of its assets (other than liens for Taxes which are not yet due and payable); and (iii) no audit, inquiry, investigation or similar proceeding with respect to Taxes is currently pending or threatened against the Company or any of its assets with respect to which it may be liable for the payment of Taxes, an adverse outcome of which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                      As used in the above paragraph, the term "Tax" or "Taxes" shall include all United States federal, state, local and foreign taxes, assessments or other governmental charges (whether imposed directly or through withholding), including any interest, penalties and additions to taxes applicable thereto.

               (b) Any certificate signed by any officer of the Company in his or her capacity as an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to Underwriters; Closing.
                      -------------------------------------------

               (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

               (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to all of the Option Securities at the purchase price per share set forth in the Pricing Agreement, less an amount per share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 calendar days after the date of the Pricing Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

               (c) Payment of the purchase price and delivery of certificates for the Initial Securities shall be made at the offices of Morrison & Foerster, 755 Page Mill Road, Palo Alto, CA 94304-1018, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. New York time on the fourth business day (unless postponed in accordance with the provisions of Section 10) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price and delivery of certificates for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company. Payment shall be made to the Company by wire transfer payable in same day funds, to the order of the Company. Payment shall be against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose payment has not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3.  Covenants.  The Company covenants with each Underwriter as
                      ---------
follows:

               (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement filed after the date of this Agreement in connection with the offering of the Securities, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order by any state securities administrator suspending the qualification of the Securities in such state or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order or suspension is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) The Company will give the Representatives notice of its intention to file or prepare any post-effective amendment to the Registration Statement filed after the date of this Agreement in connection with the offering of the Securities or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities or any term sheet, whether or not such revised prospectus or term sheet is required to be filed pursuant to Rule 424(b) or Rule 434 of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement or term sheet a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or term sheet or use any such prospectus to which the Representatives or counsel for the Underwriters shall object.

               (c) The Company will deliver to each of the Representatives one signed copy of any post-effective amendment to the Registration Statement made in connection with the offering of the Securities (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment, post-effective amendment or supplement or term sheet thereto (without exhibits) for each of the Underwriters.

               (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) and the term sheet, if any, as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

               (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and will comply with the 1933 Act and the 1933 Act Regulations, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

               (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process, (ii) qualify as a foreign corporation in any jurisdiction in which it is not so qualified or (iii) take any action that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Pricing Agreement. The Company will inform the Florida Department of Banking and Finance if prior to the completion of the distribution of the Securities by the Underwriters the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba.

               (g) The Company will make generally available to its security holders as soon as practicable, but not later than fifty (50) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

               (h) Immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of the amended Prospectus supplement and term sheet, if any, to the Registration Statement, containing all information so omitted.

               (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

               (j) During a period of 90 days from the date of the Pricing Agreement, the Company, the Operating Partnership, The Marcus & Millichap Company and each of George M. Marcus, William A. Millichap, Keith R. Guericke and Michael J. Schall will not, without Merrill Lynch's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise transfer or dispose of (whether directly or synthetically), or enter into any agreement to sell or otherwise dispose of (whether directly or synthetically) any Common Stock or any security convertible into or exchangeable into or exercisable for Common Stock, except for shares of Common Stock issued
(i) pursuant to this Agreement (ii) pursuant to the Company's stock option plans as described in the Prospectus and (iii) pursuant to the terms of the Convertible Preferred Stock.

               (k) The Company, consistent with the best interests of its shareholders, will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

               (l) The Company will file, prior to any Representation Date, all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

               (m) If the Company uses Rule 434 of the 1933 Act Regulations in connection with the offering of the Securities, it will comply with the requirements of Rule 434 of such regulations.

               (n) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          SECTION 4.  Payment of Expenses.  The Company shall pay all expenses
                      -------------------
incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement and any post-effective amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including the payment of any stock transfer taxes, stamp duties and similar taxes, if any, payable upon the issuance of any Securities, the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities and real estate syndication laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus supplement, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey, (viii) the fees of the National Association of Securities Dealers, Inc., and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; provided, however that the Company shall have no obligation to reimburse the Representatives for (i) fees, disbursements and out-of-pocket expenses of legal counsel to the Representatives if the offering, as contemplated hereby, closes, or (ii) expenses in connection with the offering, as contemplated hereby, (other than legal fees and disbursements as aforesaid) that are customarily borne by the representatives in initial public offerings managed by Merrill Lynch.

          If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5.  Conditions of Underwriters' Obligations.  The obligations
                      ---------------------------------------
of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership herein contained, to the performance by each of the Company and the Operating Partnership of its obligations hereunder, and to the following further conditions:

               (a) The Registration Statement, as amended, shall have become effective on or prior to the date of this Agreement; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The price of the Securities and any price-related information previously omitted from the effective Registration Statement and any term sheet used pursuant to Rule 434 of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and, prior to the Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective.

               (b)  At Closing Time the Representatives shall have received:

               (1) The favorable opinion, dated as of Closing Time, of Morrison & Foerster, counsel for the Company, in form and substance, and subject to qualifications, exceptions and assumptions, satisfactory to counsel for the Underwriters, to the effect that:

                      (i) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maryland and is in good standing under the laws of the State of Maryland.

                      (ii) The Company is duly qualified as a foreign corporation to transact business in and is in good standing under the laws of each jurisdiction in which such qualification is required and permitted or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction.

                      (iii) Each of the Company, the Operating Partnership, Essex Bristol, L.P., Essex Marina Cove, L.P. Essex San Ramon, L.P. and Essex Sunpointe, L.P. has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to such counsel's knowledge and information is duly qualified as a foreign entity to transact business in and is in good standing under the laws of each jurisdiction in which such qualification is required or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction; all of the outstanding ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid, and the Company's ownership interest in each subsidiary of the Company is owned directly or through subsidiaries by the Company as described in the Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (iv) Each of the Company and the Operating Partnership has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, each of the Company and the Operating Partnership, as the case may be, has the power and authority to enter into and perform its obligations under this Agreement and the Pricing Agreement.

                      (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and non-assessable.

                      (vi) The Company has an authorized capitalization as set forth in the Prospectus, and the issued and outstanding shares of all classes of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable.

                      (vii) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, the Company's charter or bylaws or, to such counsel's knowledge, otherwise, other than the preemptive rights of Tiger/Westbrook, as described in the Prospectus, which have been waived.

                      (viii) The Securities conform in all material respects as to legal matters to the description thereof contained in the Prospectus and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                      (ix) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

                      (x) The Pricing Agreement has been duly authorized, executed and delivered by the Company.

                      (xi) The Registration Statement is effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                      (xii) At the time the Registration Statement became effective and at each Representation Date, the Registration Statement (other than the financial statements and supporting schedules and other financial data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

                      (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their properties is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                      (xiv) The statements in the Prospectus under the headings "Description of Common Stock," "Certain Provisions of the Company's Charter and Bylaws," "Federal Income Tax Considerations," "Ti-ger/Westbrook," "Description of Capital Stock of the Company" and "Risk Factors - Risks Associated with Convertible Preferred Stock," to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and are in all material respects accurate summaries and fairly and correctly represent in all material respects the information required with respect to such legal matters, documents or proceedings.

                      (xv) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instru ments required to be described in the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed as exhib its thereto, and the descriptions thereof or references thereto are correct in all material respects.

                           (xvi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws of any state; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the sale of the Securities contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not result in any violation of the provisions of the Company's charter or bylaws or the organizational documents of any subsidiary, or any applicable law, administrative regulation or administrative or court decree, nor will any such action, to such counsel's knowledge, conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary, as the case may be, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any subsidiary is a party or by which any of them may be bound, or to which any of their properties or assets is subject.

                      (xvii) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                      (xviii) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company as such terms are defined in the Investment Company Act of 1940, as amended.

                      (xix) The Company has qualified as a REIT under the code as of the Closing Time and for its taxable years ended December 31, 1994 and December 31, 1995, and is organized in conformity with the requirements for qualification as a REIT under the Code and its present and proposed method of operation will enable it to meet the requirements for qualification as a REIT under the Code.

                      (xx) Each document filed pursuant to the 1934 Act (other than financial statements and schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                      In giving its opinions, Morrison & Foerster may rely as to matters of fact upon certificates of officers of the Company, its subsidiaries and the Operating Partnership, and as to matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll, which opinion shall be in form and substance satisfactory to counsel for the Underwriters.

                      In addition such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the Representatives, counsel for the Underwriters and the Company's independent accountants, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, and they have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to their attention that would lead them to believe that the Registration Statement, as amended, (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the date of the Pricing Agreement and at the Closing Time, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (2) The favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, with respect to the matters set forth in paragraph (xi), of subsection (b)(1) of this Section.

               In addition such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the Representatives, counsel for the Company and the Company's independent accountants, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and they have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to their attention that would lead them to believe that the Registration Statement, at the date of the Pricing Agreement and at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it is first provided to the Underwriters for such use or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case counsel need express no opinion or belief with respect to the Incorporated Documents or the financial statements, schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

               (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company (or the Operating Partnership, as the case may be) and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and of the Chief Financial Officer of the Company (or, in the case of the Operating Partnership, the Company as the general partner of the Operating Partnership, as the case may be), dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company (or the Operating Partnership, as the case may be) has complied with all agree ments and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) with respect to the certificate delivered by the Company only, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

               (d) At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick a letter dated such date, in form and substance satisfactory to the Representatives and the officers and directors of the Company, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;
(iii) based upon limited procedures set forth in detail in such letter, and except as otherwise set forth in such letter, nothing has come to their attention which causes them to believe that (A) at a specified date not more than five days prior to the date of this Agreement, there has been any change in capital stock or long-term debt of the Company or any decrease in consolidated net assets or stockholders' equity of the Company as compared with the amounts shown in the unaudited March 31, 1996 consolidated balance sheet of the Company included in the Registration Statement or, during the period from April 1, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or
(B) the unaudited combined pro forma financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information included in the Registration Statement and Prospectus that are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, or Essex Partners Properties, as the case may be, identified in such letter.

               (e) At Closing Time, the Representatives and the officers and directors of the Company shall have received from KPMG Peat Marwick, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time and, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Representative and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

               (f) At Closing Time the Securities shall be listed on the New York Stock Exchange.

               (g) At the date of this Agreement, the Representatives shall have received an agreement signed by The Marcus & Millichap Company and each of George M. Marcus, William A. Millichap, Keith R. Guericke and Michael J. Schall as to the matters set forth in Section 3(j).

               (h) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

               (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

               (1) A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinion of Morrison & Foerster, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

               (3) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(2) hereof.

               (4) A letter from KPMG Peat Marwick, in form and substance satisfactory to the Representatives and the officers and directors of the Company, dated such Date of Delivery, substantially the same in form and substance as the letter furnished by such firm to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(4) shall be a date not more than five days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

               (a) The Company and the Operating Partnership, jointly and severally agree to indemnify and hold harmless each Underwriter, its officers, directors, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental or regulatory agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that, any such settlement is effected with the written consent of the Company; and

                      (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any prelimi-nary prospectus supplement or the Prospectus (or any amendment or supplement thereto), and (ii) that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus or preliminary prospectus supplement to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Securities to a person as to whom there was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus or preliminary prospectus supplement which was corrected in the Prospectus or in the Prospectus as then amended or supplemented.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the first two sentences of the last paragraph of text on the cover page and in the second paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, any related preliminary prospectus supplement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this indemnity agreement to the extent such indemnifying party was not materially prejudiced by such failure or otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemni-fying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 7.  Contribution.  If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company and the Operating Partnership, on the one hand, and the Underwriters on the other hand, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by the Company and the Operating Partnership, on the one hand, and one or more of the Underwriters on the other hand, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

          The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
- --------
Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9.  Termination of Agreement.
                      ------------------------

               (a) The Representatives may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the

Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

               (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          SECTION 10.  Default by One or More of the Underwriters.  If one or
                       ------------------------------------------
more of the Underwriters shall fail at Closing Time to purchase the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability to the Company or any non-defaulting Underwriters in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          SECTION 11.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., Murdock Plaza, 10900 Wilshire Boulevard, 9th

Floor, Los Angeles, California 90024, attention of David Knowles; notices to the Company shall be directed to it at Essex Property Trust, Inc., 777 California Avenue, Palo Alto, California 94304, attention of Keith R. Guericke, with a copy to Morrison & Foerster, 755 Page Mill Road, Palo Alto, California 94304-1018.

          SECTION 12.  Parties.  This Agreement and the Pricing Agreement shall
                       -------
each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and to the extent provided in Sections 6 and 7, the controlling persons and officers and directors referred to in such Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  Governing Law and Time.  This Agreement and the Pricing
                       ----------------------
Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York time.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Operating Partnership in accordance with its terms.

                                   Very truly yours,

                                   ESSEX PROPERTY TRUST, INC.



                                   By:  /s/ Michael J. Schall
                                        ---------------------------------------
                                        Name:  Michael J. Schall
                                        Title:   Executive Vice President, Chief
                                               Financial Officer and Secretary


                                   ESSEX PORTFOLIO, L.P.



                                   By:    /s/ Keith R. Guericke
                                        ---------------------------------------
                                        Name:    Keith R. Guericke
                                        Title:   Chief Executive Officer
                                                   and President

     CONFIRMED AND ACCEPTED,
      as of the date first above written:



     MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     DONALDSON, LUFKIN & JENRETTE
             SECURITIES CORPORATION
     RAYMOND JAMES & ASSOCIATES, INC.
     SUTRO & CO. INCORPORATED

     By:  MERRILL, LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


     By:   /s/ David L. Knowles
          ---------------------------------------
          Name: David L. Knowles
          Title: Managing Director

     For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A

                                                                   Number of
Name of Underwriter                                       Initial Securities
- -------------------                                       ------------------

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..........................................     300,000
Donaldson, Lufkin & Jenrette
        Securities Corporation..................................     300,000
Raymond James & Associates, Inc.................................     300,000
Sutro & Co. Incorporated........................................     300,000
Dean Witter Reynolds Inc........................................     100,000
A.G. Edwards & Sons, Inc........................................     100,000
PaineWebber Incorporated........................................     100,000
Prudential Securities Incorporated..............................     100,000
Robertson, Stephens & Company LLC...............................     100,000
Smith Barney Inc................................................     100,000
Crowell, Weedon & Co............................................      50,000
Dain Bosworth Incorporated......................................      50,000
EVEREN Securities, Inc..........................................      50,000
Edward D. Jones & Co............................................      50,000
Piper Jaffray Inc...............................................      50,000
Ragen MacKenzie Incorporated....................................      50,000
Van Kasper & Company............................................      50,000
Wedbush Morgan Securities.......................................      50,000
                                                                   ---------
                                                                   2,200,000

                                      A-1